EXHIBIT 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in the registration statement on Form SB-2 of our report dated August 1, 2003 on our audit of the consolidated financial statements of Superstock, Inc. as of May 31, 2003 and for the year then ended, included on Form SB-2 of a21, Inc.


Howard & Company, CPAs, P.A.

By: /s/ John W. Howard
   ------------------------
    President

Jacksonville, Florida
July 29, 2004